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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE   CONTACT:  Coinstar Inc.

                                  Michelle Avila            Cathy Corley
                                  Public Relations          Investor Relations
                                  (425) 943-8253            (425) 943-8242
                                  mavila@coinstar.com       ccorley@coinstar.com

INTERNET/TELECOMMUNICATIONS INVESTOR GROUP BUYS 11% STAKE IN MEALS.COM, COINSTAR'S E-SERVICES SUBSIDIARY

BELLEVUE, WASH.--FEB. 10, 2000--Coinstar Inc. (NASDAQ: CSTR) today announced it has sold an 11% interest in its Meals.com e-services subsidiary to an investor group that includes Naveen Jain, CEO and founder of InfoSpace.com (NASDAQ:
INSP); Steve Hooper, former president and CEO of AT&T Wireless; Wayne Perry, current vice-chairman and former CEO of Nextlink (NASDAQ: NXLK); John Cunningham, a director of Infospace.com; and Rufus Lumry, also a director of InfoSpace.com and a strategic investor in ImageX.com (NASDAQ: IMGX). The $5.5 million investment results in an approximately $50 million post financing valuation for Meals.com.

"Meals.com is rapidly becoming the pre-eminent leader of on-line recipes and meal planning," said John Cunningham, spokesman for the investor group. "Its innovative Web technology, coupled with Coinstar's strong relationships with retailers who operate more than 10,000 supermarkets, puts Meals.com in a unique position to provide the supermarket industry with dynamic `bricks and clicks' tools.

"We believe Meals.com will be able to rapidly extend its reach with private label distribution through its supermarket partners," Cunningham continued. "The first private label Web site went live last month at www.ukrops.com. We are impressed by how rapidly Coinstar created a completely new industry for coin recycling and look forward to actively assisting Meals.com in its vision of bringing the power of the Internet to more than 100 million supermarket customers."

Jens Molbak, Coinstar founder and chairman said, "We are pleased that these leaders, who have created billions of dollars in value in the Internet and Telecommunications/Wireless arenas, recognize the unique opportunity that exists for Meals.com. In helping to build companies such as AT&T Wireless, Nextlink, ImageX.com, and InfoSpace.com, our new outside investors have demonstrated a proven ability to create category leaders in their respective industries. The group's expertise will be invaluable to us."

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In addition to the outside investment, Coinstar will invest $10 million of cash as equity and provide a $15.6 million credit facility. To date, Coinstar has expended $5.6 million on behalf of Meals.com. These expenditures have been converted to debt, bringing the credit facility's available balance to $10 million.

To take advantage of the continued growth of its core business and the accelerated potential of its Meals.com subsidiary, Coinstar also announced two executive promotions in a separate release. Coinstar founder and chairman, Jens Molbak, has assumed the newly created role of CEO of Meals.com and Dan Gerrity, president and chief operating officer, was promoted to president and CEO of Coinstar Inc.

"The capital infusion, subsidiary carve-out, and executive promotions are designed to drive the growth of these two significant business opportunities," said Coinstar chairman and new Meals.com CEO, Jens Molbak. "Coinstar's core business is continuing to experience tremendous growth and unprecedented retailer demand. Currently 125 million Americans live within two miles of a Coinstar machine, but only a fraction of those people have ever used Coinstar. Beyond realizing the substantial revenue potential in the coin counting business, the vision for the core business includes leveraging the Coinstar network and the Internet to deliver value to consumers and retailers.

"Meanwhile, the new Meals.com e-services subsidiary will focus on delivering `bricks and clicks' opportunities to the supermarket industry. Our Meals.com strategy captures the powerful synergies in combining a huge retail customer base with robust Internet capabilities. The recent Microsoft/Radio Shack, Yahoo/Kmart and AOL/Wal-Mart alliances are examples of this trend. Our supermarket partners are eager to become more relevant and competitive on-line," added Molbak.

The mission of Meals.com is threefold: for consumers, Meals.com offers a user-friendly site with powerful tools that make getting great meals on the dinner table faster, easier, and less expensive. For packaged goods manufacturers, Meals.com offers targeted advertising and promotion opportunities. For supermarket retailers, Meals.com enables them to build customer loyalty by making grocery shopping easier and more convenient. As such, Meals.com is Coinstar's latest effort to provide value to consumers and to the supermarket industry.

Meals.com's core technology is a "smart" Web site with a robust back-end database structure and sophisticated targeting capabilities. Visitors to Meals.com can search a 12,000 recipe database. Registered users can employ personalized tools such as "My Cookbook" and "My Shopping List"

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to save favorite recipes and automatically generate convenient shopping lists.
With each use, Meals.com learns consumer preferences and then makes intelligent meal recommendations -- similar to the way Amazon.com makes book and music recommendations.

Coinstar is deploying Meals.com in two channels. One is through its branded Meals.com Web site (www.meals.com). Another is via private-label versions created specifically for retail partners, the first of which is with Ukrop's Super Markets Inc. (www.ukrops.com).

The benefit of working with supermarkets is that Meals.com can integrate data from frequent shopper cards to personalize the services delivered by Meals.com. This will make the site even smarter, enabling Meals.com to provide more helpful tools to consumers and retailers and permitting consumer packaged goods manufacturers to reach true one-to-one advertising on the Web. In the future, the Meals.com site will be tied into the supermarkets' grocery ordering and delivery systems.

A second component of Coinstar's e-services business is the on-line Shopper terminal. The first units are being piloted next to Coinstar's original coins-to-cash machines. Not only will this side-by-side location benefit Coinstar's core business, but with a full-time Internet connection, the on-line Shopper gives retailers new ways to communicate with customers before they begin shopping. With the swipe of their store frequent shopper card, consumers can receive personalized marketing messages and relevant discount offers. They can also print out the shopping list they created at their grocer's Web site, conveniently organized by store department. Many other services related to the frequency card are planned.

"Meals.com gives us a tremendous opportunity to offer the supermarket industry the integrated on-line and in-store tools it needs to become more competitive in the face of growing Web-based competition," said Coinstar's Molbak. "We are pursuing the Meals.com e-services initiatives to take advantage of the synergies between Coinstar's existing supermarket network and where the supermarket industry is moving in the Internet world. I am excited by the opportunity to help build this business and by the support of our new investor group."

About Meals.com

Meals.com, which generates revenue through advertising, sponsorships and e-commerce agreements with product manufacturers and retailers, uses the latest Internet technology to save consumers time and money when planning meals and shopping for groceries. Using Meals.com (http://www.meals.com), consumers can quickly browse through more than 12,000 recipes with

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the click of a mouse. Extensive search, dietary preference and scaling features, helpful commentary and useful cooking tips enable anyone to come up with great ideas for their next meal. Consumers can plan entire meals days and even weeks in advance. Manufacturers and retailers, on the other hand, receive unparalleled opportunities to build their business in a targeted fashion through site advertising and sponsorship of recipes, which highlight their products.

About Coinstar Inc.

Recently ranked the country's 18th fastest growing technology company in the 1999 Deloitte and Touche Technology Fast 500, Coinstar Inc. is a coin counting and e-commerce company whose mission is to deliver technology-driven services to consumers in their local supermarkets that save them time and money. Coinstar currently has more than 7,000 of its self-service coin counting machines in leading supermarkets throughout the United States, and worldwide in the United Kingdom and Canada. Consumers can call 1-800-928-CASH or visit www.findcoinstar.com to find the most convenient store location. The company's new Meals.com e-services subsidiary is designed to bridge the gap between the Internet and the store.

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This press release contains forward-looking statements relating to new products and service enhancements. These statements involve a number of risks and uncertainties and the actual results could differ materially from the results identified or implied in any forward-looking statement discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the risks that are more fully described under the caption "Risk Factors" included in the most recent reports filed with the Securities and Exchange Commission by Coinstar Inc.